BYLAWS

                                       OF

                                 BAD TOYS, INC.


                                    ARTICLE I

                                     OFFICES
                                     -------
                  SECTION 1.  REGISTERED OFFICE.  The registered office of

the corporation shall be established and maintained at 502 East

John Street, Carson City, Nevada 89706.

                  SECTION  2.  OTHER  OFFICES.  The  corporation  may have other offices,  either within or without the State of Nevada,  at such place or places as the Board of  Directors  may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

                  SECTION 1. ANNUAL  MEETINGS.  Annual  meetings of stockholders for the  election of directors  and for such other  business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of  Nevada,  and at such time and date as the Board of  Directors,  by resolution,  shall  determine and as set forth in the notice of the meeting.  In the event the Board of Directors  fails to so determine the time, date and place of meeting,  the annual meeting of  stockholders  shall be held at the principal office of the  corporation in Tennessee on the last day of December of each year at 11 a.m., local time.

                                                                     Exhibit 3.1
                                                              Page 1 of 17 Pages

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                  If the date of the  annual  meeting  shall  fall  upon a legal holiday,  the meeting shall be held on the next succeeding business day. At each annual  meeting,  the  stockholders  entitled  to vote  shall  elect a Board  of

Directors and they may transact such other corporate business as shall be stated

in the notice of the meeting.

                  SECTION 2.  OTHER MEETINGS.  Meetings of stockholders for  any purpose  other than the election of directors may be held at such time and place as shall be stated in the notice of the meeting.

                  SECTION  3.  VOTING.  Each  stockholder  entitled  to  vote in accordance with the terms of the Certificate of Incorporation  and in accordance with the  provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy  shall be voted  after  three  years  from its date  unless  such proxy provides for a longer period.  Upon the demand of any stockholder,  the vote for directors and the vote upon any question before the meeting, shall be by ballot.

All  elections for  directors  shall be decided by plurality  vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the  election  of  directors;  and all other  questions  shall be decided by the affirmative  vote of the majority of shares  present in person or represented by proxy at the meeting and entitled to vote on the

                                                                     Exhibit 3.1
                                                              Page 2 of 17 Pages
subject matter, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Nevada.

                  A complete  list of the  stockholders  entitled to vote at the ensuing election,  arranged in alphabetical order, with the address of each, and the  number  of shares  held by each,  shall be open to the  examination  of any stockholder,  for any purpose germane to the meeting,  during ordinary  business hours for a period of at least ten (10) days prior to the  meeting,  either at a place  within the city where the  meeting is to be held,  which  place  shall be specified in the notice of the meeting,  or, if not so  specified,  at the place where the meeting is to be held. The list shall also be produced and kept at the time and  place  of the  meeting  during  the  whole  time  thereof,  and may be inspected by any stockholder who is present.

                  SECTION 4.  QUORUM.  Except as otherwise required  by  law, by the Certificate of Incorporation or by these Bylaws, the presence,  in person or by proxy,  of  stockholders  holding a majority of the stock of the  corporation entitled to vote shall constitute a quorum at all meetings of the  stockholders.

In case a quorum shall not be present at any meeting,  a majority in interest of the stockholders entitled to vote thereat,  present in person or by proxy, shall have power to adjourn the meeting from time to time,  without  notice other than announcement at the meeting until the requisite amount of stock entitled to vote shall be present. At

                                                                     Exhibit 3.1
                                                              Page 3 of 17 Pages

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any such  adjourned  meeting at which the requisite  amount of stock entitled to vote shall be represented,  any business may be transacted which might have been transacted at the meeting as  originally  noticed;  but only those  stockholders entitled to vote at the meeting as originally  noticed shall be entitled to vote at any adjournment or adjournments thereof.

                  SECTION 5.  SPECIAL  MEETINGS.   Special   meetings   of   the

stockholders  for any  purpose or  purposes  may be called by the  President  or

Secretary, or by resolution of the directors.

                  SECTION 6. NOTICE OF  MEETINGS.  Written  notice,  stating the place,  date and time of the meeting,  and the general nature of the business to be considered,  shall be given to each  stockholder  entitled to vote thereat at his address as it appears on the records of the  corporation,  not less than ten

(10) nor more than sixty (60) days before the date of the  meeting.  No business other than that stated in the notice shall be transacted at any meeting  without the unanimous consent of all the stockholders entitled to vote thereat.

                  SECTION 7. ACTION WITHOUT MEETING.  Unless otherwise  provided by the  Certificate  of  Incorporation,  any action  required to be taken at any annual or special meeting of  stockholders,  or any action which may be taken at any annual or special  meeting,  may be taken  without a meeting,  without prior notice and without a vote, if a consent in writing,  setting forth the action so taken,

                                                                     Exhibit 3.1
                                                              Page 4 of 17 Pages
shall be signed by the  holders of  outstanding  stock  having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares  entitled  to vote  thereon  were  present  and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous  written  consent shall be given to those  stockholders  who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS
                                    ---------

                  SECTION 1. NUMBER AND TERM.  The number of directors  shall be one or more.  The  directors  shall be  elected  at the  annual  meeting  of the stockholders  and each  director  shall be  elected  to serve  until  his or her

successor   shall  be  elected  and  shall   qualify.   Directors  need  not  be

stockholders.

                  SECTION 2. RESIGNATIONS.  Any director,  member of a committee or other  office  may  resign at any  time.  Such  resignation  shall be made in writing,  and shall take effect at the time specified therein, and if no time be specified,  at the  time of its  receipt  by the  President  or  Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

                  SECTION 3.  VACANCIES.  If the office of any director,  member of a committee or other  officer  becomes  vacant,  the  remaining  directors in office,  though less than a quorum by a majority vote, may appoint any qualified person to fill such

                                                                     Exhibit 3.1
                                                              Page 5 of 17 Pages
vacancy,  who shall hold office for the  unexpired  term and until his successor shall be duly chosen.

                  SECTION 4.  REMOVAL.  Any director or directors may be removed either for or without cause at any time by the  affirmative  vote of the holders of a majority of all the shares of stock  outstanding and entitled to vote, at a special  meeting of the  stockholders  called for the purpose and the  vacancies thus created may be filled,  at the meeting held for the purpose of removal,  by the affirmative vote of a majority in interest of the  stockholders  entitled to vote.

                  SECTION 5. INCREASE OF NUMBER.  The number of directors may be increased by amendment  of these  Bylaws by the  affirmative  vote of a majority vote of a majority in interest of the stockholders,  at the annual meeting or at a special  meeting  called  for that  purpose,  and by like vote the  additional directors  may be chosen at such  meeting to hold  office  until the next annual election and until their successors are elected and qualify.

                  SECTION 6. POWERS.  The Board of Directors  shall exercise all of  the  powers  of the  corporation  except  such  as  are  by  law,  or by the

Certificate of  Incorporation  of the  corporation or by these Bylaws  conferred upon or reserved to the stockholders.

                  SECTION 7.  COMMITTEES.   The  Board   of  Directors  may,  by

resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one

                                                                     Exhibit 3.1
                                                              Page 6 of 17 Pages
or more of the directors of the corporation.  Any such committee,  to the extent provided in the resolution of the Board of Directors,  or in these Bylaws, shall have and may exercise all the powers and  authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the  corporation  to be affixed to all papers  which may require it;

but no such committee shall have the power or authority in reference to amending

the   Certificate  of   Incorporation,   adopting  an  agreement  of  merger  or

consolidation,  recommending to the  stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets,  recommending to the  stockholders  a  dissolution  of the  corporation  or a revocation  of a dissolution,  or  amending  the  Bylaws  of the  corporation;  and,  unless  the resolution,  these  Bylaws or the  Certificate  of  Incorporation  expressly  so provide,  no such  committee  shall  have the power or  authority  to  declare a dividend or to authorize the issuance of stock.

                  SECTION 8. ANNUAL  MEETINGS.  The annual  meeting of the Board may be  held  at  such  time  and  place  as  shall  be  fixed  by a vote of the shareholders  at the  annual  meeting  and no  notice of such  meeting  shall be necessary to the newly  elected  directors in order to legally  constitute  such meeting.

                  SECTION 9.  REGULAR  MEETINGS.   Regular   meetings   of   the

directors may be held without notice at such places and times as

                                                                     Exhibit 3.1
                                                              Page 7 of 17 Pages
shall be determined from time to time by resolution of the directors.

                  SECTION 10. SPECIAL  MEETINGS.  Special  meetings of the board may be called by the President or by the Secretary on the written request of any two (2) directors on at least two (2) days' notice to each director and shall be held at such place or places as may be determined by the directors,  or as shall be stated in the call of the meeting.

                  SECTION  11.  QUORUM.   A  majority  of  the  directors  shall

constitute a quorum for the  transaction  of business.  If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice  thereof need be given other than by  announcement  at the meeting  which shall be so adjourned.

                  SECTION  12.  COMPENSATION.  Directors  shall not  receive any stated salary for their services as directors or as members of  committees,  but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting.  Nothing herein  contained shall be construed to preclude any director from serving the  corporation  in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

                  SECTION 13.  ACTION WITHOUT MEETING.  Any action  required  or permitted to be taken at any meeting of the Board of Directors,


                                                                     Exhibit 3.1
                                                              Page 8 of 17 Pages
or of any committee  thereof,  may be taken without a meeting,  if prior to such action a written  consent  thereto is signed by all members of the board,  or of such  committee as the case may be, and such  written  consent is filed with the minutes of proceedings of the board or committee.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

                  SECTION 1. OFFICERS.  The officers of the corporation shall be a President, a Treasurer,  and a Secretary,  all of whom shall be elected by the

Board of Directors and who shall hold office until their  successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one (1)

or more Vice Presidents and such Assistant  Secretaries and Assistant Treasurers as they  may  deem  proper.  None of the  officers  of the  corporation  need be directors.  The officers  shall be elected at the first  meeting of the Board of

Directors  after each annual  meeting.  More than two (2) offices may be held by the same person.

                  SECTION 2. OTHER  OFFICERS AND AGENTS.  The Board of Directors

may appoint such other officers and agents as it may deem  advisable,  who shall hold their  offices  for such terms and shall  exercise  such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                  SECTION 3.  CHAIRMAN.  The Chairman of the Board of Directors,

if one be elected, shall preside at all meetings of the

                                                                     Exhibit 3.1
                                                              Page 9 of 17 Pages

Board of Directors  and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  SECTION  4.  PRESIDENT.  The  President  shall  be  the  chief executive  officer  of the  corporation  and shall have the  general  powers and duties of supervision  and management  usually vested in the office of President of a  corporation.  He shall  preside at all  meetings  of the  stockholders  if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors,  and shall have general supervision, direction and control of the business of the corporation. Except as the Board of  Directors  shall  authorize  the  execution  thereof in some other manner,  he shall execute bonds,  mortgages and other contracts in behalf of the corporation,  and shall cause the seal to be affixed to any instrument requiring it and when so  affixed  the seal  shall be  attested  by the  signature  of the

Secretary or an Assistant Secretary.

                  SECTION 5.  VICE PRESIDENT.  Each Vice  President  shall  have such  powers and shall  perform  such  duties as shall be assigned to him by the directors.

                  SECTION 6.  TREASURER.  The Treasurer shall have  the  custody custody of the corporate  funds and  securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and

                                                                     Exhibit 3.1
                                                             Page 10 of 17 Pages
other  valuables  in the  name  and to the  credit  of the  corporation  in such depositories as may be designated by the Board of Directors.

                  SECTION 7. SECRETARY. The Secretary shall give, or cause to be given,  notice of all  meetings of  stockholders  and  directors,  and all other notices  required  by law or by  these  Bylaws,  and in case of his  absence  or refusal  or  neglect  so to do,  any such  notice  may be  given  by any  person thereunto directed by the President, or by the directors, or stockholders,  upon whose  requisition  the meeting is called as provided in these Bylaws.  He shall record  all  the  proceedings  of the  meetings  of the  corporation  and of the directors in a book to be kept for that  purpose,  and shall  perform such other duties as may be assigned to him by the  directors  or the  President.  He shall have  custody  of the seal of the  corporation  and shall  affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

                  SECTION 8.  ASSISTANT  TREASURERS  AND ASSISTANT  SECRETARIES.

Assistant  Treasurers  and Assistant  Secretaries,  if any, shall be elected and shall have such  powers and shall  perform  such  duties as shall be assigned to them, respectively, by the directors.

                  SECTION 9.  SALARIES.  The salaries of  all  officers  of  the corporation shall be fixed by the Board of Directors.

                                                                     Exhibit 3.1
                                                             Page 11 of 17 Pages

                  SECTION 10.  REMOVAL.  Any officer elected or appointed by the

Board of Directors  may be removed from office,  with or without  cause,  at any time by the  affirmative  vote of a  majority  of the  directors  present at any meeting of the Board at which a quorum is present.


                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

                  SECTION  1.  CERTIFICATES  OF  STOCK.  Certificates  of stock,

signed by the  President or Vice  President,  and the  Treasurer or an Assistant

Treasurer,  or  Secretary  or an  Assistant  Secretary,  shall be issued to each stockholder certifying the number of shares owned by him in the corporation. Any of or all the signatures may be facsimiles.

                  SECTION 2. LOST  CERTIFICATES.  A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation,

alleged  to have  been  lost or  destroyed,  and the  directors  may,  in  their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct,

not  exceeding  double  the value of the stock,  to  indemnify  the  corporation against any claim that may be made  against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

                                                                     Exhibit 3.1
                                                             Page 12 of 17 Pages

                  SECTION  3.  TRANSFER  OF  SHARES.  The shares of stock of the corporation  shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives,  and upon such transfer the old  certificates  shall be surrendered to the  corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers,  or to such other person as the directors may  designate,  by whom they shall be cancelled,  and new  certificates  shall thereupon be issued.  A record shall  be made of each  transfer  and  whenever  a  transfer  shall  be made for collateral security,  and not absolutely,  it shall be so expressed in the entry of the transfer.

                  SECTION  4.  STOCKHOLDERS  RECORD  DATE.  In  order  that  the corporation may determine the  stockholders  entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporation action in writing without a meeting,  or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful  action,  the Board of Directors may fix, in advance,  a record  date,  which shall not be more than sixty (60) nor less than ten (10) days  before  the date of such  meeting,  nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to

                                                                     Exhibit 3.1
                                                             Page 13 of 17 Pages
any adjournment of the meeting;  provided,  however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  SECTION 5. REGISTERED  STOCKHOLDERS.  The corporation shall be entitled  to treat the  holder of record of any share or shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other  claim to or  interest  in such  share on the  part of any  other  person,

whether or not it shall have express or other notice  thereof,  except as may be otherwise expressly provided by the laws of Nevada.

                  SECTION  6.  DIVIDENDS.  Subject  to  the  provisions  of  the

Certificate of  Incorporation,  the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital  stock  of the  corporation  as and when  they  deem  expedient.  Before declaring  any  dividend  there  may  be set  apart  out  of  any  funds  of the corporation  available for dividends,  such sum or sums as the directors from or as a reserve fund to meet contingencies or for equalizing  dividends or for such other  purposes as the  directors  shall deem  conducive to the interests of the corporation.

                  SECTION 7. SEAL.  The corporate seal shall be circular in form and shall contain the name of the  corporation and the words  "CORPORATE  SEAL."

Said seal may be used by causing it or a facsimile  thereof to be  impressed  or affixed or reproduced or otherwise.

                                                                     Exhibit 3.1
                                                             Page 14 of 17 Pages

                  SECTION 8.  FISCAL YEAR.  The fiscal year of  the  corporation shall be determined by resolution of the Board of Directors.

                  SECTION 9. CHECKS. All checks,  drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers,  agent or agents of the corporation,  and in such manner as shall be determined from time to time by resolution of the Board of Directors.

                  SECTION 10.  NOTICE.  Whenever any notice is required by these

Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required  shall be deemed to be  sufficient if given by depositing the same in the United  States mail,  postage  prepaid,  addressed to the person entitled thereto at his address as it appears on the records of the corporation,

and such notice  shall be deemed to have been given on the day of such  mailing.

Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

                  SECTION 11.  WAIVER OF NOTICE.  Whenever any  notice  whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these Bylaws, a waiver thereof in writing, signed by

                                                                     Exhibit 3.1
                                                             Page 15 of 17 Pages
the person or persons entitled to said notice,  whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                     ---------------------------------------
                              EMPLOYEES AND AGENTS
                              --------------------

                  To the extent and in the manner  permitted  by the laws of the

State of Nevada,  and  specifically  as is permitted  under  Section 1031 of the

Nevada General  Corporation Act, the corporation  shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director,  officer,  employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership,

joint venture, trust or other enterprise against expenses,  including attorneys'

fees, judgments, fines and amounts paid in settlement.


                                   ARTICLE VII

                                   AMENDMENTS
                                   ----------
                  These Bylaws may be altered or repealed and Bylaws may be made at any annual meeting of the  stockholders  or at any special meeting thereof if notice  of the  proposed  alteration  or repeal or Bylaw or Bylaws to be made be contained in the notice of such

                                                                     Exhibit 3.1
                                                             Page 16 of 17 Pages
special  meeting,  by the affirmative vote of a majority of the stock issued and outstanding  and  entitled  to vote  thereat,  or by the  affirmative  vote of a majority  of the Board of  Directors,  at any  regular  meeting  of the Board of

Directors, or at any special meeting of the Board of Directors, if notice of the proposed  alteration  or repeal,  or Bylaw or Bylaws to be made, be contained in the notice of such special meeting.

DATED: April 21, 1995

                                                                     Exhibit 3.1
                                                             Page 17 of 17 Pages